EXHIBIT 23.1


                        CONSENT AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in this Registration Statement of our report dated May 23, 2006, relating to the financial statements of ChinaGrowth South Acquisition Corporation, and to the reference to our firm under the caption "Experts" in the Prospectus.







New York, NY
May 25, 2006